UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2011

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Facility With KeyBank. On June 16, 2011, Sunrise Senior Living, Inc. (“Sunrise” or the “Company”) entered into a Credit Agreement for a $50 million senior revolving line of credit (the “Credit Facility”) with KeyBank National Association (“KeyBank”), as administrative agent and lender, and other lenders which may become parties thereto from time to time. The Credit Facility includes a $20 million sublimit to support standby letters of credit and is expandable to $65 million if (i) additional lenders commit to participate in the Credit Facility and (ii) there are no defaults. The Company will use the Credit Facility for working capital and general corporate purposes.

In connection with the Credit Facility, Sunrise Senior Living Services, Inc., Sunrise Senior Living Management, Inc., Sunrise Senior Living Investments, Inc., and Sunrise Development, Inc., each a wholly owned subsidiary of the Company (collectively, the “subsidiary guarantors”), also entered into a Guaranty Agreement in favor of the Lenders, dated June 16, 2011 (the “Guaranty Agreement”), to guarantee the Credit Facility. The Credit Facility is secured by the Company’s 40% equity interest in CC3 Acquisition, LLC (the “JV LLC”), the Company’s joint venture with a wholly owned subsidiary of CNL Lifestyle Properties (“CNL”), that owns 29 senior living communities managed by Sunrise pursuant to a Pledge Agreement dated June 16, 2011 by and between Sunrise Senior Living Investments, Inc. and KeyBank (the “Pledge Agreement”). The Credit Facility replaces the Company’s current credit facility with Bank of America, National Association (“Bank of America”), as described below.

The Credit Facility matures on June 16, 2014, subject to the Company’s one-time right to extend the maturity date for one year, with ninety days’ notice, provided no material event of default has occurred and the Company pays a 25 basis point extension fee. Payments on the Credit Facility will be interest only, payable monthly, with outstanding principal and interest due at maturity. Prepayment is permitted at any time, subject to make whole provisions for breakage of certain LIBOR contracts. Pricing for the Credit Facility is KeyBank’s base rate or LIBOR plus an applicable margin depending on the Company’s leverage ratio. The LIBOR margins range from 5.25% to 3.25%, and the base rate margins range from 3.75% to 1.75%. The Company is obligated to pay a fee, payable quarterly in arrears, equal to 0.45% per annum of the average unused portion of the Credit Facility, or 0.35% per annum of the average unused portion for any quarter in which usage is greater than or equal to 50% throughout the quarter. In addition, at closing, the Company paid KeyBank a commitment fee of 1.0% of the Credit Facility and certain other administrative fees. The Credit Facility requires the Company and the subsidiary guarantors to use KeyBank and its affiliates as their primary relationship bank, including for primary depository and cash management purposes, except as required by agreements with other entities.

The Credit Facility contains various usual and customary covenants and events of default which could trigger early repayment obligations and early termination of the lenders’ commitment obligations. Events of default include, among others: nonpayment, failure to perform certain covenants beyond a cure period, incorrect or misleading representations or warranties, cross-default to any recourse indebtedness of the Company or the subsidiary guarantors in an aggregate amount outstanding in excess of $30 million, and a change of control of the Company. The Company’s ability to borrow under the Credit Facility is also subject to ongoing compliance with several financial covenants, including with respect to: the Company’s amount of leverage, a minimum corporate fixed charge coverage ratio, minimum liquidity and minimum collateral loan to value.

The Credit Facility also includes limitations and prohibitions on the Company’s and the subsidiary guarantors’ ability to incur or assume liens and debt except in specified circumstances, make investments except in specified circumstances, make restricted payments except in certain circumstances, make dispositions except in specified situations, incur recourse indebtedness in connection with the development of a new senior living project in excess of specified threshold amounts, use the proceeds to purchase or carry margin stock, enter into business combination transactions or liquidate the Company and engage in new lines of business and transactions with affiliates except in specified circumstances.

The description of the Credit Facility is qualified in its entirety by reference to the Credit Agreement, the Guaranty Agreement and the Pledge Agreement, copies of which are filed as Exhibits 10.1 to 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Replacement and Termination of Previous Credit Facility. The Credit Facility replaces the Company’s credit facility with Bank of America pursuant to a Credit Agreement dated December 2, 2005, as amended, among the Company, Bank of America, as administrative agent, swing line lender and L/C issuer, and various other lenders parties thereto (the “Bank of America Credit Agreement”), under which the Company was unable to borrow. As of the date of this Current Report on Form 8-K, the Company had no outstanding borrowings under the Bank of America Credit Agreement and approximately $13.5 million in outstanding letters of credit which are fully cash collateralized.

On June 16, 2011, the Company, certain subsidiaries of the Company, Bank of America and KeyBank entered into a termination agreement with respect to the Bank of America Credit Agreement (the “Termination Agreement”). The Termination Agreement provides, among other things, that (1) the Company will use good faith efforts to cause any outstanding letters of credit under the Bank of America Credit Agreement to be returned promptly to Bank of America for cancellation, (2) as each letter of credit is cancelled, Bank of America will return to the Company cash collateral proportionate to the letter of credit cancelled, and (3) upon return and cancellation of all outstanding letters of credit under the Bank of America Credit Agreement, Bank of America will release any lien it may have on assets of the Company in connection with the Bank of America Credit Agreement.

The description of the Termination Agreement is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information described in Item 1.01 above relating to the Termination Agreement is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Credit Facility is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit 10.1	Credit Agreement by and among Sunrise Senior Living, Inc., as borrower, KeyBank National Association, as administrative agent, and certain other lenders, dated as of June 16, 2011.

Exhibit 10.2	Pledge Agreement by Sunrise Senior Living Investments, Inc., as pledgor, and KeyBank National Association, as agent for the benefit of the Lenders, dated as of June 16, 2011.

Exhibit 10.3	Guaranty Agreement by Sunrise Senior Living Services, Inc., Sunrise Senior Living Management, Inc., Sunrise Senior Living Investments, Inc. and Sunrise Development, Inc., as guarantors, in favor of certain Lenders, dated as of June 16, 2011.

Exhibit 10.4	Termination Agreement by and among Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C issuer, Sunrise Senior Living, Inc., certain subsidiaries of Sunrise Senior Living, Inc. and KeyBank National Association, dated as of June 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: June 20, 2011	By:	/s/ Mark S. Ordan
Mark S. Ordan
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Credit Agreement by and among Sunrise Senior Living, Inc., as borrower, KeyBank National Association, as administrative agent, and certain other lenders, dated as of June 16, 2011.

Exhibit 10.2	Pledge Agreement by Sunrise Senior Living Investments, Inc., as pledgor, and KeyBank National Association, as agent for the benefit of the Lenders, dated as of June 16, 2011.

Exhibit 10.3	Guaranty Agreement by Sunrise Senior Living Services, Inc., Sunrise Senior Living Management, Inc., Sunrise Senior Living Investments, Inc. and Sunrise Development, Inc., as guarantors, in favor of certain Lenders, dated as of June 16, 2011.

Exhibit 10.4	Termination Agreement by and among Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C issuer, Sunrise Senior Living, Inc., certain subsidiaries of Sunrise Senior Living, Inc. and KeyBank National Association, dated as of June 16, 2011.